PRICING OF SALE OF MAIDENFORM COMMON STOCK

Iselin, New Jersey, March 11, 2010-Maidenform Brands, Inc. (NYSE: MFB), a global branded marketer of intimate apparel, today announced that one of its stockholders, Ares Corporate Opportunities Fund, L.P. (“Ares”), an affiliate of Ares Management LLC, a global alternative asset manager and SEC-registered investment advisor, has agreed to sell 3,187,351 shares of Maidenform common stock in an underwritten public offering at a price to the public of $21.00 per share.  Barclays Capital Inc. (“Barclays Capital”) is the sole underwriter of the offering which is expected to close on March 16, 2010, subject to standard closing conditions.

Maidenform has agreed to purchase 1,593,675 of the 3,187,351 shares of the common stock being sold by Ares from Barclays Capital at the same purchase price paid by Barclays Capital to Ares in the underwritten offering. This stock purchase was agreed in connection with Maidenform’s existing stock repurchase plan.

Maidenform will not receive any proceeds from the sale of common stock by Ares.  Immediately following the completion of the offering, Ares will own no shares of Maidenform common stock.

The shares are being sold pursuant to an effective shelf registration statement previously filed by Maidenform with the Securities and Exchange Commission.  A prospectus supplement relating to the common stock offering will be filed with the Securities and Exchange Commission.  When available, a written prospectus for the offering meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from the Prospectus department of Barclays Capital Inc., c/o Broadridge Integrated Distribution Services, 1155 Long Island Avenue, Edgewood, NY 11717, Email: barclaysprospectus@broadridge.com, or by calling toll free at: (888) 603-5847.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offering of common stock will be made only by means of a written prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About Maidenform Brands, Inc.
Maidenform Brands, Inc. is a global intimate apparel company with a portfolio of established, well-known brands, top-selling products and an iconic heritage. Maidenform designs, sources and markets an extensive range of intimate apparel products, including bras, panties and shapewear.  During its 87-year history, Maidenform has built strong equity for its brands and established a platform for growth through a combination of innovative, first-to-market designs and creative advertising campaigns focused on increasing brand awareness with generations of women.  Maidenform sells its products under some of the most recognized brands in the intimate apparel industry, including Maidenform®, Flexees®, Lilyette®, Control It!®, Luleh®, Sweet Nothings®, Rendezvous®, Subtract®, Bodymates®, Self Expressions® and Inspirations®. Maidenform products are currently distributed in approximately 60 countries and territories outside the United States.

Maidenform Contact:
Chris Vieth
Chief Operating Officer & Chief Financial Officer
(732) 621-2101 or cvieth@maidenform.com

Forward Looking Statement: This press release contains forward-looking statements relating to future events and the Company’s future performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding our expectations, beliefs, intentions or future strategies that are signified by the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “potential,” “predicts,” “projects” or similar words or phrases, although not all forward-looking statements contain such identifying words.  All forward-looking statements included in this press release are based on information available to the Company on the date hereof.  It is routine for the Company’s internal projections and expectations to change as the year or each quarter in the year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which the Company bases its expectations may change prior to the end of each quarter or the year.  Although these expectations may change, we assume no obligation to update or revise publicly any forward-looking statements whether as a result of new information, future events or otherwise. Actual events or results may differ materially from those contained in the projections or forward-looking statements.

The following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements: the worldwide apparel industry may continue to be harmed by the current global economic downturn, the unprecedented conditions in the financial and credit markets may affect the availability and cost of our funding, the Company’s growth cannot be assured and any growth may be unprofitable; potential fluctuations in our results of operations or rate of growth; our dependence on a limited number of customers; the Company has larger competitors with greater resources; retail trends in the intimate apparel industry, including consolidation and the development of private brands, resulting in downward pressure on prices, reduced floor space and other harmful changes; failure to anticipate, identify or promptly react to changing trends, styles, or consumer preferences; the Company’s credit agreement could limit growth opportunities; external events that disrupt the Company’s supply chain, result in increased cost of goods or an inability to deliver its products; events which result in difficulty in procuring or producing products on a cost-effective basis; increases in the prices of raw materials; changing international trade regulation, including as it relates to the imposition or elimination of quotas on imports of textiles and apparel; foreign currency exposure; and the sufficiency of cash to fund operations and capital expenditures.

This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements.  Readers are referred to the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of these and other important risk factors that could cause actual results to differ from those discussed in forward-looking statements.

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